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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-39000, 333-88227) of Vixel Corporation of our report dated January 31, 2001 relating to the financial statements, which appears in this report on Form 10-K. We also consent to the incorporation by reference of our report, dated January 31, 2001 relating to the financial statement schedules, which also appears in this report on Form 10-K


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Seattle, Washington
March 28, 2002